EXHIBIT 2

         Set forth below is a summary of acquisitions and dispositions of beneficial ownership in the Shares of the Issuer by Phillip Frost, M.D. effected in the sixty days preceeding the date of this Amendment No. 4.

                  NUMBER OF SHARES        PRICE PER          TYPE OF
DATE                   ACQUIRED             SHARE          TRANSACTION
----                   --------             -----          -----------
11/2/99                 50,000               $.60       Private Transaction



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